Exhibit (10)(b)
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the captions “Financial Statements” in the Prospectus and “Experts” in the Statement of Additional Information and to the use of our reports: (1) dated April 25, 2011, with respect to the statutory-basis financial statements and schedules of Modern Woodmen of America, and (2) dated April 29, 2011, with respect to the financial statements of the subaccounts of Modern Woodmen of America Variable Annuity Account, included in Post-Effective Amendment No. 11 to the Registration Statement (Form N-4 No. 333-63972) under the Securities Act of 1933 and Amendment No. 12 to the Registration Statement (Form N-4 No. 811-10429), and related Prospectus of Modern Woodmen of America Variable Annuity Account, incorporated by reference in this Post-Effective Amendment No. 12 to the Registration Statement (Form N-4 No. 333-63972) under the Securities Act of 1933 and Amendment No. 13 to the Registration Statement (Form N-4 No. 811-10429).

/s/ Ernst & Young LLP

Des Moines, Iowa
July 14, 2011